1999 LONG TERM INCENTIVE PLAN AWARD FOR MAY 20, 2010
RESTRICTED STOCK UNIT AGREEMENT

AGREEMENT made as of May 20, 2010, by and between YUM! Brands, Inc., a North Carolina corporation having its principal office at 1441 Gardiner Lane, Louisville, Kentucky  40213 ("YUM!") and Mr. Jing-Shyh S. Su (the "Participant").

W I T N E S S E T H:

WHEREAS, the shareholders of YUM! approved the Long Term Incentive Plan (the "Plan"), for the purposes and subject to the provisions set forth in the Plan;

WHEREAS, pursuant to authority granted to it in said Plan, the Compensation Committee of the Board of Directors of YUM! (the "Committee"), has granted to the Participant restricted stock units (to be known hereinafter as “Yum Restricted Stock Units” or “Units” or “YRSUs”) as set forth below;

WHEREAS, YRSUs granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Committee shall determine; and

WHEREAS, in consideration of this Award and the receipt of confidential information and specialized training as described in paragraph 22, the Participant is required to agree to restrictions on competition and solicitation as set forth in this Agreement;

NOW, THEREFORE, it is mutually agreed as follows:

1. Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is Jing-Shyh S. Su.

(b)	The “Grant Date” is May 20, 2010.

(c)
The number of “Units” granted under this Agreement is 171,448 Units.  Each “Unit” represents the right to receive one share of Stock as of the Delivery Date, to the extent that the Participant is vested in such Units as of the Delivery Date, subject to the terms of this Agreement and the Plan.

(d)
The “Delivery Date” shall be the first day of the calendar month that follows the day that is twelve (12) months after the date on which the Participant incurs a Separation from Service; provided that if the Participant’s Separation from Service occurs by reason of his death, the “Delivery Date” will be his date of death.

Other words and phrases used in this Agreement are defined in the Plan or elsewhere in this Agreement.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

2. Award.  The Participant is hereby granted the number of Units set forth in paragraph 1.

3. Dividends and Voting Rights.  The Participant will be credited with additional Units to reflect cash dividends payable with respect to Stock during the period between the Grant Date and the date shares are delivered to the Participant pursuant to paragraph 5.  The number of Units to be credited by reason of dividends shall equal the number of shares of Stock which could be purchased with the dividends (assuming each Unit was a share of Stock), based on the market value of such Stock at the time such dividends are paid.  Units credited for dividends shall be vested at the time, if any, at which the Units granted in accordance with paragraph 1 of this Agreement are vested.  No dividends shall be credited to or for the benefit of the Participant for Units with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Units or those Units are otherwise cancelled.  The Participant shall not be a shareholder of record with respect to the Units and shall have no voting rights with respect to the Units prior to the Delivery Date.

4. Vesting and Forfeiture.  If a Separation from Service does not occur prior to the five-year anniversary of the Grant Date, then the Participant shall become vested in all Units credited to the Participant under this Agreement on such five-year anniversary, subject to the provisions of paragraphs 8 and 9.  If a Change in Control occurs prior to the five-year anniversary of the Grant Date and prior to the Participant’s Separation from Service, then the Participant shall become vested in all Units credited to the Participant under this Agreement on the Change in Control, subject to the provisions of paragraphs 8 and 9.  If the Participant’s Separation from Service occurs prior to the five-year anniversary by reason of death or disability, then, subject to the provisions of paragraphs 8 and 9, the Participant or, in the case of the Participant’s death, the Participant’s beneficiary, shall be vested in:

(a)	the Units granted and Units credited to the Participant under this Agreement, multiplied by

(b)
(x) the number of days of the Participant’s employment during the period commencing on the Grant Date and ending on the last day of the month preceding the date of death or disability divided by (y) the number of days in the five year period beginning on the Grant Date, and the remaining Units granted and credited under this Agreement shall be forfeited as of the date of the death or disability. If the Participant’s Separation from Service occurs for reasons other than death or disability prior to the five-year anniversary of the Grant Date and prior to a Change in Control, the Participant shall forfeit all Units on Separation from Service.  "Disability" shall mean the total disability of the Participant as determined by the Committee, upon the basis of such evidence as the Committee deems necessary and advisable.

5. Delivery of Shares.  If the Participant is vested in the Units as of the Separation from Service, and prior to delivery of the shares in accordance with this paragraph 5, such Units have not been forfeited or cancelled in accordance with paragraph 8 or 9, then, on the Delivery Date, the Participant shall receive one share of Stock for each Unit credited to the Participant, subject to the terms of this Agreement and the Plan.  As of the date of distribution of Shares with respect to any Units, such Units shall be canceled.

6. Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock (i) which the Participant already owns; or (ii) to which the Participant is otherwise entitled under the Plan; provided, however, that shares described in this clause (ii) may be used to satisfy not more than the minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

7. Heirs and Successors.  This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to YUM!, whether by merger, consolidation or the sale of all or substantially all of the assets of YUM!.  YUM! will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of YUM! to expressly assume and agree to perform this Agreement in the same manner and to the same extent that YUM! would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of the Participant or his or her legal representative and any person to whom the YRSUs may be transferred by will or the applicable laws of descent and distribution.  If any rights exercisable by the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8. Non-Compete and Non-Solicitation.  In consideration of the Confidential Information and specialized training provided to the Participant as described in paragraph 22 below, the Units awarded hereunder and other good and sufficient consideration provided to the Participant by this Agreement:

(a)
During the period beginning on the Separation from Service and continuing until the date eighteen (18) months after the Separation from Service, and regardless of whether the Participant’s Separation from Service occurs before, at, or after the five-year anniversary of the Grant Date, the Participant covenants and agrees as follows:

(i)  The Participant shall not, without the prior written consent of the Chairman of the Compensation Committee of YUM!, directly or indirectly Manage the business in:

  (A)  the United States,
  (B)  China,
  (C)  Taiwan, or
  (D)  Thailand

of, or Own, McDonald’s Corporation or any subsidiary or successor company of McDonald’s Corporation.

(ii) The Participant shall not, without the prior written consent of the Chairman of the Compensation Committee of YUM!, directly or indirectly Manage the business in:

  (A)  China,
  (B)  Taiwan, or
  (C)  Thailand

of, or Own, any other entity that (x) operates (directly or indirectly through affiliates, franchisees, licensees or other entities) quick service restaurants or casual dining restaurants or both types of restaurants in such country that are in competition with YUM!, any Subsidiary or any of YUM!’s or any Subsidiary’s franchisees or licensees in such country and (y) generated (including revenue of such entity and its affiliates, franchisees and licensees) more than $100,000,000 of gross revenue (or the foreign currency equivalent thereof) from such operation in such country for the fiscal year of such other entity immediately preceding the time that the Participant is so Managing or Owning.

(iii)  The Participant shall not, without the prior written consent of the Chairman of the Compensation Committee of YUM!, directly or indirectly Manage the business in the United States of, or Own, (A) any of the following entities or any subsidiary or successor company of any of the following entities:

  (1)  Wendy’s Corporation,
  (2)  Burger King Corporation,
  (3)  AFC Enterprises, Inc.,
  (4)  Subway Restaurants,
  (5)  Domino’s Pizza, or
  (6)  Little Caesar’s Pizza, or

(B) any other entity that (x) operates (directly or indirectly through affiliates, franchisees, licensees or other entities) quick service restaurants in the United States that are in competition with YUM!, any Subsidiary or any of YUM!’s or any Subsidiary’s franchisees or licensees in the United States and (y) generated (including revenue of such entity and its affiliates, franchisees and licensees) more than $100,000,000 of gross revenue from such operation in the United States for the fiscal year of such other entity immediately preceding the time that the Participant is so Managing or Owning (each of such entities, together with the entities referred to in clause (ii) preceding and McDonald’s Corporation, a “Specified Competitor”).

For purposes of this subparagraph (a), “Manage” the business of an entity shall mean: (A) directly or indirectly engage in, or participate in, the management of the business of such entity (or any of its subsidiaries engaging in such business) in any material respect; or (B) directly or indirectly provide input, advice, guidance, or suggestions in any material respect regarding the business of such entity (or any of its subsidiaries engaging in such business) to anyone responsible for management of such business; and “Own” an entity shall mean: own any equity interest in such entity provided, however, nothing herein shall restrict the Participant from owning less than five percent (5%) of the publicly traded stock of an entity.

(iv)  The Participant shall not directly or indirectly solicit or encourage any employee of YUM! or any Subsidiary who was an employee of YUM! or a Subsidiary as of the time of such solicitation or encouragement to leave YUM! or such Subsidiary to accept any position with a Specified Competitor (or any of its affiliates).

(v)  The Participant shall not directly or indirectly contact any franchisee or vendor that is a franchisee or vendor of YUM! or a Subsidiary at the time of such contact for the purpose of soliciting or encouraging such franchisee or vendor to alter its relationship with YUM! or such Subsidiary in any way that would be adverse to YUM! or any Subsidiary.

(b)
If, prior to the Delivery Date, the Participant violates any of the provisions of this paragraph 8, the Participant shall forfeit all YRSUs and the right to distribution of shares (or other amounts) in settlement of those YRSUs.  If, after the Delivery Date and prior to the date eighteen (18) months after the Separation from Service, the Participant violates any of the provisions of this paragraph 8, the Participant shall either (x) promptly return to YUM! all shares of Stock he has previously received under this Agreement (and all securities received as a dividend or distribution on such shares), such return to be effected by means of duly endorsed stock certificates and such other actions and documents as YUM! may reasonably request (in which case such shares (and such securities) shall cease to be outstanding), without any payment to the Participant therefor or (y) promptly pay to YUM! an amount equal to (A) the number of such shares (appropriately adjusted for any stock split or stock dividend) times (B) the closing price of the Stock on the New York Stock Exchange on the business day preceding the date of payment (plus an amount equal to the number of such securities times the then current market price thereof).

(c)
The Participant acknowledges that the business of YUM! and its Subsidiaries is highly competitive, that the Participant has been and will be provided with, and has and will have access to, highly valuable information of YUM! and its Subsidiaries and YUM! would be irreparably injured by a violation of this paragraph 8. The Participant agrees that YUM!, in addition to any other remedies available to YUM! for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Participant from any actual or threatened breach of this paragraph 8.  If a bond is required to be posted in order for YUM! to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

(d)	The restrictions imposed by this paragraph 8 shall be in addition to the restrictions imposed by subsection 6.5 of the Plan.

9. Misconduct and Repayment upon Restatement.

(a)
In the event the Committee determines that the Participant has (i) breached this Agreement or any other contract with or violated any fiduciary obligation to the Company, or (ii) engaged in any conduct which is injurious to the Company, then the Committee may cancel all of the Participant's outstanding YRSUs (whether vested or unvested).

(b)
The Committee shall cancel all of the Participant’s outstanding YRSUs (whether vested or unvested) if there is a material restatement of the Company’s financial statements for any fiscal year (or other fiscal period) ending after the Grant Date and the restatement was caused by the Participant’s misconduct.  The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict all of the Participant’s outstanding YRSUs (whether vested or unvested) if there is a material restatement of the Company’s financial statements for any fiscal year (or other fiscal period) ending after the Grant Date that is completely or partially caused by misconduct by an executive officer of the Company, and the Participant would unfairly profit if the cancellation, rescission, suspension, withholding, or limitation did not occur, as determined by the Committee; provided that the Committee’s notification of the rescission or other such action is made no later than one year after the restated financial statements are issued.

(c)
If there is a material restatement of the Company’s financial statements for any fiscal year (or other fiscal period) ending after the Grant Date and the restatement was caused by the Participant’s misconduct, and shares of Stock have been delivered to the Participant pursuant to this Agreement, then the Committee shall rescind such shares (and all securities received as a dividend or distribution on such shares), provided that the rescission shall be effective only if the Committee notifies the Participant of the rescission no later than one year after the restated financial statements are issued.  In the event of any such rescission, the Participant shall either (x) promptly return to YUM! all such shares (and all such securities), such return to be effected by means of duly endorsed stock certificates and such other actions and documents as YUM! may reasonably request (in which case such shares (and such securities) shall cease to be outstanding), without any payment to the Participant therefor or (y) promptly pay to YUM! an amount equal to (A) the number of such shares (appropriately adjusted for any stock split or stock dividend) times (B) the closing price of the Stock on the New York Stock Exchange on the business day preceding the date of payment (plus an amount equal to the number of such securities times the then current market price thereof).  The Company shall be entitled to set-off against the amount due from the Participant any amount owed to the Participant by the Company.

(d)
If there is a material restatement of the Company’s financial statements for any fiscal year (or other fiscal period) ending after the Grant Date that is completely or partially caused by misconduct by an executive officer of the Company, and shares of Stock have been delivered to the Participant pursuant to this Agreement, then the Committee may rescind any such shares (and all securities received as a dividend or distribution on such shares), if the Committee concludes that the rescission is necessary to prevent the Participant from unfairly benefiting from issuance of the shares, provided that the rescission under this subparagraph (d) shall be effective only if all of the following apply:

(1)	The Committee notifies the Participant of the rescission no later than one year after the restated financial statements are issued.

(2)
The Committee reasonably determines that, prior to the time such shares were issued to the Participant, the Participant both (i) knew or should have known of the inaccuracy of the financial statements that were restated, and (ii) knew or should have known that the inaccuracy was caused by misconduct.

In the event of any such rescission, the Participant shall either (x) promptly return to YUM! all such shares (and all such securities), such return to be effected by means of duly endorsed stock certificates and such other actions and documents as YUM! may reasonably request (in which case such shares (and such securities) shall cease to be outstanding), without any payment to the Participant therefor or (y) promptly pay to YUM! an amount equal to (A) the number of such shares (appropriately adjusted for any stock split or stock dividend) times (B) the closing price of the Stock on the New York Stock Exchange on the business day preceding the date of payment (plus an amount equal to the number of such securities times the then current market price thereof).  The Company shall be entitled to set-off against the amount due from the Participant any amount owed to the Participant by the Company.

(e)
This Agreement is a voluntary agreement, and the Participant acknowledges that he has chosen to sign it voluntarily.  The Participant acknowledges and understands that YRSUs provided under this Agreement and all shares issued to the Participant under this Agreement are provided as an advance that is contingent on the Company’s financial statements not being subject to a material restatement.  As a condition of this Agreement, the Participant specifically agrees that the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the YRSUs and the shares of Stock issued in respect thereof due to a material restatement of the Company’s financial statements, as provided in this paragraph 9 including all subparagraphs (a) through (g).  In the event that shares of Stock have been issued to the Participant pursuant to this Agreement and the Committee determines that the Participant must return shares or pay an amount to the Company as a result of the Committee’s cancellation, rescission, suspension, withholding or other limitation or restriction of shares, the Participant agrees, as a condition of being awarded such YRSUs, to make such return or payment.

(f)
The Board may reduce the amount to be recouped under the foregoing provisions of this paragraph 9 based on such factors as the Board determines to be relevant.  Such factors may include, without limitation, the extent to which gain is determined to be attributable to events prior to the restated year (or other period), and whether the Participant continued to hold the Stock under this Agreement during a period in which the value of the Stock declined.

(g)
For purpose of this paragraph 9, (i) the term “misconduct” means fraudulent or illegal conduct or omission that is knowing or intentional; and (ii) no conduct or omission shall be deemed “knowing” by the Participant unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

10. Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding on all persons.

11. Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of YUM!; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

12. Fractional Shares.  In lieu of issuing a fraction of a share of Stock resulting from an adjustment of the Award pursuant to paragraph 4.2(f) of the Plan or otherwise, YUM! will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

13. Not An Employment Contract.  The Award will not confer on the Participant any right with respect to continuance of employment or other service with YUM! or any Subsidiary, nor will it interfere in any way with any right YUM! or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

14. Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the records of YUM!, or if to YUM!, at the principal executive office of YUM!.

15. No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the shares subject to the Award, until a stock certificate has been duly issued as provided herein.

16. Amendment.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and YUM! without the consent of any other person.

17. Rights to Future Grants; Compliance with Law.  By entering into this Agreement, the Participant acknowledges and agrees that the award and acceptance of YRSUs pursuant to this Agreement does not entitle the Participant to future grants of stock options or other awards under the Plan or any other plan.  The Participant further agrees to seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of YRSUs, including, without limitation, currency and exchange laws, rules and regulations.

18. Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.  Each party to this Agreement (a) hereby agrees that any litigation, suit, proceeding, or other legal action (each, a “Proceeding”) in connection with or relating to this Agreement or any matters described or contemplated herein shall be exclusively conducted (excepting any related appellate Proceedings) in a court of competent jurisdiction located in Wake County, North Carolina, whether a state or federal court; (b) will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient forum, (d) designates, appoints and directs CT Corporation System as his or its authorized agent to receive on his or its behalf service of any and all process and documents in any Proceeding in Wake County, North Carolina; (e) agrees to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in Wake

County, North Carolina, satisfactory to YUM! and the Participant, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any Proceeding by delivering copies thereof by receipted mail or messenger service to such party at his contact address (in the case of the Participant) or its principal office (in the case of YUM!); (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by law.

19. Agreement by Participant.  As a condition of receiving this Award, the Participant must sign and return a copy of this Agreement to Laura Warren not later than June 3, 2010.  Failure to return a signed copy by that deadline will cause the Award to expire, and the Participant shall have no rights under this Agreement.

20. Separation from Service.  For purposes of this Agreement, the term “Separation from Service” shall mean the earlier to occur of: (a) the date on which the Participant incurs a separation from service as that term is defined in Code §409A, including the regulations and other guidance thereunder; and (b) the date on which the Company (or any entity that is a successor to the Company) ceases to own at least a fifty percent voting or profits interest in the entity that employs the Participant.

21. Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

22. Confidential Information; Specialized Training.  (a) The Participant hereby acknowledges that he shall receive, and has received prior to the date hereof, special training and knowledge from YUM! and its Subsidiaries and acknowledges that included in the special knowledge received is, and will be, proprietary and confidential information relating to marketing, supply, development and other business activities and plans (the “Confidential Information”).  The Participant further acknowledges that this Confidential Information is valuable to YUM! and its Subsidiaries and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by YUM! and its Subsidiaries by the covenants set forth in paragraph 8 above, and shall constitute sufficient consideration to support the restrictive covenants contained in paragraph 8.

(b) The Participant agrees to keep confidential and not disclose the Confidential Information.  The Participant shall use the Confidential Information only in connection with his employment with a Subsidiary; provided that the Participant shall be allowed to disclose the Confidential Information to the extent that such disclosure (i) has been consented to by the Chairman of the Compensation Committee of YUM!, or (ii) is required by law, regulation, judicial or governmental order, subpoena or other legal process or is requested or required by any governmental authority or regulatory agency.

(c) The Participant hereby agrees and acknowledges that his obligations to maintain the confidentiality of and to not misuse the Confidential Information are in addition to, and not in abrogation of, any of his other obligations that he has to protect and maintain the confidential and proprietary information of YUM! and its Subsidiaries.

23. Intention to Reform Restrictive Provisions if Required.  The parties to this Agreement agree that the limitations contained in paragraph 8 above with respect to geographic area, duration and scope of activity are reasonable.  However, if any court shall determine for any reason that the geographic area, duration or scope of activity of any restriction set forth in paragraph 8 is unenforceable, it is the intention of the parties that such restrictive covenant set forth in paragraph 8 shall not be terminated but shall be deemed amended to the extent required to render it valid.

[Signature page to follow]

IN WITNESS WHEREOF, the Participant has executed this Agreement, and YUM! has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

__________________________________________
Name: Jing-Shyh S. Su

YUM! Brands, Inc.

By: ______________________________________

Its: ______________________________________